BROWN, CUMMINS & BROWN CO., L.P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                                3500 Carew Tower
J.W. Brown (1911-1995)           441 Vine Street             Melanie S. Corwin
James R. Cummins             Cincinnati, Ohio 45202          JoAnn M. Strasser
Robert S. Brown             Telephone (513) 381-2121         Aaron A. Vanderlaan
Donald S. Mendelsohn       Telecopier (513) 381-2125             Of Counsel
Lynne Skilken                                                  Gilbert Bettman
Amy G. Applegate
Kathryn Knue Przywara
                                              February 23, 2000

The Innovative Funds
7435 Watson Road, Suite 88
St. Louis, Missouri 63119

Gentlemen:

         A legal opinion regarding The Innovative Funds (the Legal Opinion) that we prepared was filed with the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion and consent to all references to us in the Pre-Effective Amendment No. 1 to the Registration Statement.


                                Very truly yours,

                                 /s/
                                Brown, Cummins & Brown Co., L.P.A.